 Filed Pursuant to 424(b)(2)

Registration No. 333-193305

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 22, 2014)

UQM Technologies, Inc.

2,864,872 Shares of Common stock

Warrants to purchase 1,432,436 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,864,872 shares of our common stock, par value $0.01 per share, and common stock purchase warrants, or warrants, to purchase 1,432,436 shares of our common stock. The warrants have an exercise price of $2.1275 per whole share of common stock. In connection with the purchase of our common stock, each purchaser will receive a warrant equal to 50% of the number of shares of common stock purchased by the purchaser. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. Each share of common stock and the accompanying common stock purchase warrant will be sold to investors in this offering at a price of $1.85 per share.

Our common stock, par value $0.01 per share, trades on the NYSE MKT stock exchange under the symbol "UQM." On January 30, 2014, the last reported sales price of our common stock on NYSE MKT was $2.09. The warrants are not and will not be listed on any national securities exchange.

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Investing in our common stock involves risks. See "Risk Factors" beginning on page

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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H.C. Wainwright & Co., LLC has agreed to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent a cash fee as set forth in the table below.

	Per Share	Total
Public offering price	$1.85	$5,300,013
Placement agent's fees (1)	$0.0925	$ 265,000
Proceeds to UQM Technologies, Inc. (before expenses)(2)	$1.7575	$5,035,013

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(1) We also have agreed to reimburse H.C. Wainwright & Co., LLC for certain of their expenses as described under the "Plan of Distribution" on page S-14 of this prospectus supplement.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Delivery of the shares and warrants will take place on or about February 5, 2014, subject to the satisfaction of certain conditions.

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H.C. Wainwright & Co., LLC

January 30, 2014.

You should rely only on the information and representations contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any information or representations different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date other than the date of this prospectus.

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Prospectus Summary

This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-193305) that we filed with the Securities and Exchange Commission on January 10, 2014 and was declared effective on January 22, 2014.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which do not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

The words "UQM," "we", "us" and "our" as used in this prospectus refer only to UQM Technologies, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Our Company

UQM is a developer and manufacturer of power dense, high efficiency electric motors, generators and power electronic controllers for the automotive, commercial truck, bus, marine and military markets. Our primary focus is incorporating our advanced technology into products for clean vehicles including propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles that are expected to experience rapid growth over the next ten years. We were incorporated in 1967 as a Colorado corporation. Our headquarters and manufacturing facility is located in Longmont, Colorado. Our $0.01 par value common stock trades on the NYSE MKT, Chicago, Pacific, Berlin, Frankfurt and Stuttgart stock exchanges under the symbol "UQM."

We make propulsion system products, generators and related auxiliary components for all-electric vehicles, serial and parallel hybrid-electric vehicles, plug-in hybrid electric vehicles and fuel cell all-electric vehicles. We market our products in many segments of the transportation sector including passenger vehicles and light trucks, commercial trucks and buses, off-road vehicles including agricultural and construction equipment, boats and military vehicles. We believe our proprietary permanent magnet propulsion motor and motor control technology delivers exceptional performance at a highly competitive cost. Our principal products include propulsion motors and generators with power ratings from 25 kilowatts to 220 kilowatts, auxiliary motors and electronic controls and DC-to-DC converters. The principal attributes that we believe differentiate our proprietary products are compact size, high torque delivery, high power density (the ratio of power output to weight) and high energy efficiency.

We derive our revenue from two principal sources: (1) the manufacture and sale of products engineered by us; and (2) funded contract research and development services performed for strategic partners, customers and the U.S. government directed toward either the advancement of our proprietary technology portfolio or the application of our proprietary technology to customers' products.

We are located at 4120 Specialty Place, Longmont, Colorado 80504, and our telephone number is (303) 682-4900. Our Internet address is www.uqm.com. The information on our website is not incorporated by reference into this prospectus.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the warrants, see the section "Description of Warrants." In this "Prospectus Supplement Summary - The Offering" section, "we" refers to UQM Technologies, Inc.
Issuer
UQM Technologies, Inc.
Securities Offered

2,864,872 shares of our common stock, par value $0.01 per share, and common stock purchase warrants, or warrants, to purchase up to 1,432,436 shares of our common stock. In connection with the purchase of our common stock, each purchaser will receive a warrant equal to 50% of the number of shares of common stock purchased by the purchaser. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Warrants

Exercisable on or after August 6, 2014 and on or before August 5, 2018. The warrants have an exercise price of $2.1275 per whole share of common stock, subject to adjustment. There is currently no market for the warrants and none is expected to develop after this offering.

Closing Date
February 5, 2014.
Common Stock outstanding prior to the Offering
37,548,959 shares
Common Stock to be outstanding after the Offering
40,413,831 shares, excluding shares issuable upon exercise of the warrants.

Risk Factors
You should carefully consider the factors discussed in detail elsewhere in this prospectus supplement under the caption "Risk Factors."
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes. See "Use of Proceeds."
NYSE symbol
Our common stock is listed on the NYSE MKT under the symbol "UQM". The warrants are not and will not be listed on any national securities exchange.

Risk Factors

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus.

Our business is subject to a number of risks and uncertainties, many of which are outside of our control.

Risks Related to Our Company and Business

We have incurred significant losses and may continue to do so.

We have incurred significant net losses as shown in the following tables:

Fiscal Year Ended March 31,
2013	2012	2011
Net Loss
$10,688,312	$4,928,520	$1,992,358

As of December 31, 2013 and March 31, 2013, we had accumulated deficits of $92,569,837 and $91,175,301, respectively.

In the future, we plan to make additional investments in product development, facilities and equipment and other costs related to the commercialization of our products. As a result, we may continue to incur net losses at least through March 31, 2014 and potentially beyond.

Our operating losses, anticipated capital expenditures and working capital requirements in the longer term may exceed our current cash balances.

Our net loss for the quarter ended December 31, 2013 was $65,913 versus a net loss for the comparable quarter last fiscal year of $4,555,033. Our net loss for the fiscal year ended March 31, 2013 was $10,688,312 versus a net loss for the fiscal years ended March 31, 2012 and 2011 of $4,928,520 and $1,992,358, respectively. At December 31, 2013, our cash balance was $6,263,510. We may continue to incur net losses. Our existing cash resources, together with funding expected from the Grant, should be sufficient to complete our business plan for at least the next two years. Should those resources be insufficient, we may need to secure additional debt or equity funding, which may not be available on terms acceptable to us, if at all.

CODA has filed for bankruptcy protection and we may not be able to recover any amounts due to us under our Supply Agreement, including substantial amounts due for accounts receivable, inventory purchases and guaranteed minimum payments.

We executed a ten-year Supply Agreement with CODA in July 2009 which provided a framework for CODA, or its manufacturing partner, to purchase from us electric propulsion systems for use in automobiles to be manufactured by CODA. On May 1, 2013, CODA filed for bankruptcy protection. Amounts due from CODA totaled $3.8 million, all of which had been written off as of December 31, 2013. In addition, CODA was obligated under the Supply Agreement for inventory purchases totaling approximately $8.2 million and for a guaranteed minimum payment of $2 million due to their failure to purchase at least 15,000 units. We filed all appropriate claims with the bankruptcy court; however, we may not receive any settlement on the balance owed to us under the Supply Agreement.

We entered into purchase contracts with our supply base to support the CODA program, some of which are non-cancellable by their terms. Our actual liability under these contracts may vary from our current estimates.

We have recorded a liability of $916,809 representing the amount we expect to pay to settle non-cancellable contracts with certain suppliers to the CODA program that will not be fulfilled due to the bankruptcy filing by CODA. The amount of this liability represents management's current estimate and may be subject to further adjustment based on future negotiations or litigation. Settlements in excess of our estimates or any upward revision in our settlement estimate could result in a material change in our results of operations and financial condition.

If we do not satisfy the terms of our U.S. Department of Energy grant, we may not receive the entire amount of the grant we were awarded.

We have a $32.4 million Grant under the American Recovery and Reinvestment Act's Electric Drive Vehicle Battery and Component Manufacturing Initiative with the U.S. Department of Energy. We have received funding of $24.0 million and had funds receivable of $0.2 million under this Grant as of December 31, 2013. This Grant is subject to terms and conditions specified in the agreement between us and the DOE. We are required to make a cash investment on a dollar-for-dollar matching basis to receive funds under this Grant. If we are unable to match the total amount of the $32.4 million Grant with funding from non-Federal sources, we will be unable to take advantage of the entire award, and could become ineligible for continued participation in the program. We cannot assure that all of the future requirements under the Grant will be satisfied and the contract will not be terminated prior to receiving all of the proceeds.

Our business depends, in part, on the expansion of the market for hybrid electric vehicles and the future introduction and growth of a market for all-electric vehicles.

Although our electric propulsion systems may be used in a wide variety of products, the market for electric and hybrid vehicles is fairly new. At the present time, batteries used to power electric motors have limited life and require several hours to charge, and charging stations for electric motors are not widely available. Electric and hybrid vehicles also tend to be priced higher than comparable gasoline-powered vehicles. As a result, consumers may experience concerns about driving range limitations, battery charging time and higher purchase costs of electric or hybrid automobiles. If consumer preferences shift to vehicles powered by other alternative methods, or if concerns about the availability of charging stations cannot be overcome, the market for all-electric cars, and therefore our electric propulsion systems, may be limited. In addition, our electric propulsion systems are incorporated in buses used for mass transit in several U.S. cities. If passenger traffic in these mass transit systems declines or government funding to transportation districts declines from current levels, demand for our products may also decrease.

The popularity of alternative fuel based vehicles and "green energy" initiatives are highly dependent on macro-economic conditions, including oil prices and the overall health of the economy. When oil prices fall, interest in and resources allocated to the development of advanced technology vehicles and propulsion systems may diminish. Downturns in the world economy may also have a severe impact on the automotive industry, slowing the demand for vehicles generally and reducing consumers' willingness to pay more for environmentally friendly technology.

If our products do not achieve market acceptance, our business may not grow.

Although we believe our proprietary systems are suited for a wide-range of vehicle electrification applications, our business and financial plan relies heavily on the introduction of new products that have limited testing in the marketplace. We have made substantial investments in manufacturing facilities and equipment, production and application engineering, among other things, to increase our production capacity in order to capitalize on the anticipated expansion in demand for electric propulsion systems and generators in the automobile and light truck markets. We are not certain that our existing products will achieve broad market acceptance, or that we will be able to develop new products or product enhancements that will achieve broad market acceptance.

Our revenue is highly concentrated among a small number of customers.

A large percentage of our revenue is typically derived from a small number of customers, and we expect this trend to continue. For our fiscal year ended March 31, 2013, four customers accounted for approximately 45% of our revenue.

Our customer arrangements generally are non-exclusive, have no long-term volume commitments and are often done on a purchase order basis. We cannot be certain that customers that have accounted for significant revenue in past periods will continue to purchase our products. Accordingly, our revenue and results of operations may vary substantially from period to period. We are also subject to credit risk associated with the concentration of our accounts receivable from our customers. If one or more of our significant customers were to cease doing business with us, significantly reduce or delay its purchases from us or fail to pay us on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

Our business relies on third parties, whose success we cannot predict.

As a manufacturer of motors, generators, and other component parts, our business model depends on the ability of third parties in our industry to develop, produce and market products that include or are compatible with our technology and then to sell these products into the marketplace. Our ability to generate revenue depends significantly on the commercial success of our customers and partners. Failure of these third parties to achieve significant sales of products incorporating our products and fluctuations in the timing and volume of such sales could have a material adverse effect on our business, financial condition and results of operations.

Our electric propulsion systems use rare-earth minerals and unavailability or limited supply of these minerals could prevent us from manufacturing our products in production quantities or increase our costs.

Neodymium, a rare-earth mineral, is a key element used in the production of magnets that are a component of our electric propulsion systems. We currently source our magnets from China, and in calendar year 2011, we experienced a significant price escalation in the cost of magnets used in our motors, which contain the rare-earth elements neodymium and dysprosium. Prices have decreased materially since peaking in the summer of 2011. They are, nevertheless, still slightly higher than the baseline prices at the beginning of calendar year 2011. We have implemented a magnet surcharge for all of our customers to recover these escalated costs. Although neodymium iron boron magnets are available from other sources, these alternative sources are currently more costly. Reduced availability of neodymium from China could adversely affect our ability to obtain magnets in sufficient quantities, in a timely manner, or at a commercially reasonable cost. In the event that China's actions cause us to seek alternate sources of supply for magnets, it could cause an increase in our production costs, thereby reducing or eliminating our profit margin on electric propulsion systems if we are unable to pass the increase in our production costs on to our customers. Increasing prices to our customers due to escalating magnet costs may reduce demand for our motors and make it difficult or impossible to compete with other motor manufacturers whose motors do not use rare-earth minerals.

Some of our contracts can be cancelled with little or no notice and could restrict our ability to commercialize our technology.

Our contracts with government agencies are subject to the risk of termination at the convenience of the contracting agency and in some cases grant "march-in" rights to the government. March-in rights are the right of the United States government or the applicable government agency, under limited circumstances, to exercise a non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government to facilitate commercialization of technology developed with government funding. March-in rights can be exercised if we fail to commercialize the developed technology. The exercise of march-in rights by the government or an agency of the government could restrict our ability to commercialize our technology.

Some of our orders for the future delivery of products are placed under blanket purchase orders which may be cancelled by our customers at any time. The amount payable to us, if any, upon cancellation by the customer varies by customer. Accordingly, we may not recognize as revenue all or any portion of the amount of outstanding order backlog we have reported.

We face intense competition and may be unable to compete successfully.

In developing electric motors for use in vehicles and other applications, we face competition from very large domestic and international companies, including the world's largest automobile manufacturers. Many of our competitors have far greater resources to apply to research and development efforts than we have, and they may independently develop motors that are technologically more advanced than ours. These competitors also have much greater experience in and resources for marketing their products. For these reasons, potential customers may choose to purchase electric motors from our competitors rather than from us. In addition, the U.S. government has awarded substantial financial grants under the stimulus bill to several large companies who compete with us. To the extent that some of these competitors received awards under the stimulus bill in amounts greater than we have, this could adversely impact our ability to compete.

Changes in environmental policies could hurt the market for our products.

The market for electric and other alternative fuel vehicles and equipment and the demand for our products are influenced, to a degree, by federal, state and local regulations relating to air quality, greenhouse gases and pollutants. These laws and regulations may change, which could result in transportation or equipment manufacturers abandoning or delaying their interest in electric or hybrid electric vehicles or equipment. In addition, a failure by authorities to enforce current laws and regulations or to adopt additional environmental laws or regulations could limit the demand for our products.

Although many governments have identified as a significant priority the development of alternative energy sources, governments may change their priorities, and any change they make could materially affect our revenue or the development of our products.

If we are unable to protect our patents and other proprietary technology, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our products. In addition, the cost of enforcing our proprietary rights may be expensive and result in increased losses.

Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We have historically pursued patent protection in the United States and a limited number of foreign countries where we believe significant markets for our products exist or where potentially significant competitors have operations. It is possible that a substantial market could develop in a country where we have not received patent protection and under such circumstances our proprietary products would not be afforded legal protection in these markets. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. We cannot assure that additional patents will be issued to us or, if they are issued, as to the scope of their protection. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and we may not be successful in enforcing our intellectual property rights. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we may operate or sell our products in the future. If third parties assert technology infringement claims against us, the defense of the claims could involve significant legal costs and require our management to divert time and attention from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our results of operations may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Use of our motors in vehicles could subject us to product liability claims or product recalls, and product liability insurance claims could cause an increase in our insurance rates or could exceed our insurance limits, which could impair our financial condition, results of operations and liquidity.

The automotive industry experiences significant product liability claims. As a supplier of electric propulsion systems or other products to vehicle OEMs, we face an inherent business risk of exposure to product liability claims in the event that our products, or the equipment into which our products are incorporated, malfunction and result in personal injury or death. We may be named in product liability claims even if there is no evidence that our systems or components caused an accident. Product liability claims could result in significant losses as a result of expenses incurred in defending claims or the award of damages. The sale of systems and components for the transportation industry entails a high risk of these claims, which may increase as our production and sales increase. In addition, we may be required to participate in recalls involving these systems if any of our systems prove to be defective, or we may voluntarily initiate a recall or make payments related to such claims as a result of various industry or business practices or the need to maintain good customer relationships.

We carry product liability insurance of $10 million covering most of our products. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations. Any product liability claim brought against us also could have a material adverse effect on our reputation.

We may be subject to warranty claims, and our provision for warranty costs may not be sufficient

We may be subject to warranty claims for defects or alleged defects in our products, and the risk of such claims arising will increase as our production and sales increase. In addition, in response to consumer demand, vehicle manufacturers have been providing, and may continue to provide, increasingly longer warranty periods for their products. As a consequence, these manufacturers may require their suppliers, such as us, to provide correspondingly longer product warranties. As a result, we could incur substantially greater warranty claims in the future.

The unpredictability and fluctuation of our quarterly results may adversely affect the trading price of our common stock.

Our revenues and results of operations have varied in the past, and may vary in the future, from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. The primary factors that may affect us include the following:

  the timing and size of sales of our products and services;

  loss of customers or the ability to attract new customers;

  changes in our pricing policies or the pricing policies of our competitors;

  increases in sales and marketing, product development or administration expenses;

  costs related to acquisitions of technology or businesses;

  our ability to attain and maintain quality levels for our products; and

  general economic factors.

Future or anticipated sales of our stock may impact its market price.

Sales of substantial numbers of shares of our common stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common stock. We cannot predict the effect that market sales of a large number of shares would have on the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated sales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the public offering price of the securities being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.85 per share of common stock and attributing no value to the warrants, if you purchase common stock in this offering, you will suffer immediate and substantial dilution of $1.14 per share in the net tangible book value of the common stock. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the book value per share of our common stock. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

You may experience future dilution as a result of future equity offering and exercise of outstanding options and warrants.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of December 31, 2013, 607,731 shares of common stock were reserved for future issuance under our stock-based compensation plans. As of that date, there were also options outstanding to purchase 3,591,637 shares of our common stock. You will incur dilution upon exercise of any outstanding stock options.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire shares of common stock.

Until you acquire shares of common stock upon exercise of your warrants, you will have no rights with respect to the shares underlying your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are not immediately exercisable and may never have any value.

The warrants being sold in this offering, which have an exercise price of $2.1275 per share of common stock, will not be exercisable until six months and one day after the date they are issued and will expire on the four and one half years from the date they are issued. In the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. All statements other than statements of historical facts contained in this prospectus, including statements regarding our plans, beliefs or current expectations with respect to, among other things, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity and the continued growth of the electric-powered vehicle industry, are forward-looking statements. When used in this prospectus, the words "anticipate", "believe", "plan", "estimate", "may", "will", "intend" and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

Important risk factors that could cause actual results to differ from those contained in the forward-looking statements are listed above under "Risk Factors."

USE OF PROCEEDS

The net proceeds, after deducting the placement agent fees and other estimated offering expenses payable by us, from the sale of the common stock and warrants offered hereby will be approximately $ 4.9 million. We intend to use the net proceeds of this offering for general corporate purposes, including capital expenditures, working capital and the financing of future acquisitions. We may also invest funds which are not required immediately in short-term, investment grade securities.

DILUTION

If you invest in our securities, you will experience dilution to the extent of the difference between the public offering price of the common stock (attributing no value to the warrants) and the net tangible book value of our common stock immediately after this offering.

Net tangible book value per share is equal to total assets less intangible assets and total liabilities, divided by the number of shares of our outstanding common stock. Our net tangible book value as of December 31, 2013 was approximately $23.7 million, or $0.63 per share of common stock.

After giving effect to the sale of 2,864,872 shares of common stock in this offering at a public offering price of $1.850 per share after deducting estimated placement agent fees and estimated offering expenses payable by us, and attributing no value to the warrants, our as adjusted net tangible book value as of December 31, 2013 would have been approximately $28.6 million, or $0.71 per share. This represents an immediate increase in net tangible book value of $0.08 per share to existing stockholders and an immediate dilution in net tangible book value of $1.14 per share to new investors purchasing our units in this offering. The following table illustrates this per share dilution:

Public offering price per share		$1.85

Net tangible book value per share as of December 31, 2013	$0.63

Increase in net tangible book value per share attributable to this offering	$0.08

Adjusted net tangible book value per share after the offering
		$0.71

Dilution per share to new investors		$1.14

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.

DESCRIPTION OF SECURITIES

In this offering, we are offering 2,864,872 shares of common stock and warrants to purchase up to 1,432,436 shares of common stock. This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

We are authorized to issue 50,000,000 shares of common stock with a par value of $0.01. Upon liquidation, dissolution or winding up of our Company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to common stockholders after payment to creditors. Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors.

Warrants

The material terms and provisions of the warrants to purchase 1,432,436 shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of warrant, which will be provided to each investor in this offering and will be filed on a Current Report on Form 8-K in connection with this offering.

General Terms of the Warrants

The warrants to be issued in this offering represent the rights to purchase up to 1,432,436 shares of common stock at an initial exercise price of $2.1275 per share. Each warrant may be exercised at any time beginning six months and one day after the closing of this offering (which is August 6, 2014) and from time to time thereafter through and including the four and one half year anniversary of the closing (which is August 5, 2018).

Exercise

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if stock certificates are not timely delivered. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

  pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of warrant shares that we were required to deliver to the holder, times (B) the price at which the sell order giving rise to holder's purchase obligation was executed; and

  at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of common stock.

In addition, the warrant holders are entitled to a "cashless exercise" option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants issued in this offering.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Fundamental Transactions

If, at any time while the warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock (each, a "Fundamental Transaction"), then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.

Subsequent Rights Offerings

If, at any time while the warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, then the holders of the warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants.

Pro Rata Distributions

If, at any time while the warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants.

Certain Adjustments

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares

Upon the holder's exercise of a warrant, we will promptly, but in no event later than three trading days after the exercise date (the "Warrant Share Delivery Date"), issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action

We will provide notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

  if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

  any capital reorganization of our company, any reclassification or recapitalization of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, another corporation; or

  a voluntary or involuntary dissolution, liquidation or winding up of our Company.

Limitations on Exercise

The number of warrant shares that may be acquired by any holder upon any exercise of the warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.9% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days' prior written notice.

Additional Provisions

The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that is incorporated herein by reference. We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants, except as set forth in the warrants. The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, dated as of January 22, 2014, between us and H.C. Wainwright & Co., LLC, we have engaged H.C. Wainwright & Co., LLC as our exclusive placement agent to solicit offers to purchase the common stock and warrants offered by this prospectus supplement. H.C. Wainwright & Co., LLC is not purchasing any common stock or warrants for its own account in this offering, and is not required to arrange the purchase or sale of any additional specific number or dollar amount of the securities. H.C. Wainwright & Co., LLC may engage one or more sub-placement agents or selected dealers to assist with the offering.

H.C. Wainwright & Co., LLC has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of common stock or warrants or dollar amount of common stock or warrants be sold in this offering and there can be no assurance that we will sell all or any of the common stock and warrants being offered. We will enter into securities purchase agreements directly with the investors who purchase securities in this offering. The engagement letter provides that the obligations of H.C. Wainwright & Co., LLC and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel.

We currently anticipate that the closing of this offering will occur on or about February 5, 2014, subject to customary closing conditions. On the closing date, the following will occur:

  we will receive funds in the amount of the aggregate purchase price;

  H.C. Wainwright & Co., LLC, as placement agent, will receive the placement agent fees in accordance with the terms of the engagement letter; and

  we will deliver the shares of common stock and warrants to the investors.

We have agreed to pay H.C. Wainwright & Co., LLC an aggregate fee equal to 5% on aggregate gross proceeds in this offering, excluding the proceeds, if any, from the exercise of the warrants. We have also agreed to issue to H.C. Wainwright & Co., LLC a warrant to purchase that number of shares of common stock equal to 2% of the aggregate number of shares of common stock sold in this offering. The placement agent warrants will have the same terms, including exercise price, as the warrants issued to investors, and will otherwise comply with the requirements of the Financial Industry Regulatory Authority, Inc., or FINRA.  As required by FINRA Rule 5110(g)(1), neither the placement agent warrants nor any securities issued upon exercise of the placement agent warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the effective date or commencement of sales of this offering, except the transfer of any security:

  by operation of law or by reason of our reorganization;

  to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

  if the aggregate amount of our securities held by the placement agent or related person do not exceed 1% of the securities being offered;

  that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

  the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have also agreed to reimburse H.C. Wainwright & Co., LLC for $25,000 of expenses incurred by it in connection with this offering on a non-accountable basis.

The following table shows the per share and total placement agent fees we will pay in connection with the sale of the common stock and warrants, assuming the purchase of all of the common stock and warrants we are offering.

Per share placement agent fees	$0.0925
Total	$265,000

We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $110,000. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4,925,013.

We have agreed to indemnify H.C. Wainwright & Co., LLC and certain other persons against certain liabilities relating to or arising out of H.C. Wainwright & Co., LLC's activities under the engagement letter. We have also agreed to contribute to payments H.C. Wainwright & Co., LLC may be required to make in respect of such liabilities.

H.C. Wainwright & Co., LLC may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the common stock and warrants sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, H.C. Wainwright & Co., LLC would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by H.C. Wainwright & Co., LLC acting as principal. Under these rules and regulations, H.C. Wainwright & Co., LLC:
•	may not engage in any stabilization activity in connection with our securities; and
•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

A copy of the engagement letter, the form of securities purchase agreement we entered into with the purchasers and the form of warrant will be included as exhibits to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock to be issued in this offering is Computershare Trust Company, Inc.  We will act as transfer agent for the warrants being offered hereby.

Our common stock is traded on the NYSE MKT under the symbol "UQM." The warrants to purchase common stock issued to the investors in this offering are not expected to be eligible for trading on any market.

UQM Technologies, Inc.

$30,000,000

Common Stock
Warrants to Purchase Common Stock
Units

The following are types of securities that we may offer and sell under this prospectus:

•	common stock	•	warrants to purchase common stock
•	units

We may offer these securities separately or as units which may include other securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:
•	exercise price	•	expiration date
•	method of exercise	•	listing on a securities exchange

The securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. The offered securities may be sold from time to time at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices. Such transactions may take place on the NYSE MKT stock exchange, in the over-the-counter market, or otherwise.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" beginning on page 9 of this prospectus and any supplements to this prospectus.

Our common stock, par value $0.01 per share, trades on the NYSE MKT, Chicago, Pacific, Berlin, Frankfurt and Stuttgart stock exchanges under the symbol "UQM." On January 7, 2014, the last reported sales price of our common stock on NYSE MKT was $2.26. As of that date, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $82 million, based on 37,536,473 shares of outstanding common stock, of which approximately 36,291,598 are held by non-affiliates.

___________________

Investing in our common stock involves risks. See "Risk Factors" beginning on page 3.

___________________

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is January 22, 2014.

You should rely only on the information and representations contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any information or representations different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date other than the date of this prospectus.

i

Prospectus Summary

This prospectus is part of a registration statement we filed on Form S-3 with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may from time to time offer and sell up to an aggregate of $30,000,000 of shares of our common stock, warrants to purchase shares of our common stock and/or units, in one or more offerings and at prices and on terms that we determine at the time of the offering.

Each time we offer and sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under the heading "Where You Can Find More Information" before making an investment decision. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement on Form S-3 of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement that we may authorize to be provided to you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference in this prospectus is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any offer or sale of our securities occurs. Our business, financial condition and results of operations may have changed since then.

The words "UQM," "we", "us" and "our" as used in this prospectus refer only to UQM Technologies, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Our Company

UQM is a developer and manufacturer of power dense, high efficiency electric motors, generators and power electronic controllers for the automotive, commercial truck, bus, marine and military markets. Our primary focus is incorporating our advanced technology into products for clean vehicles including propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles that are expected to experience rapid growth over the next ten years. We were incorporated in 1967 as a Colorado corporation. Our headquarters and manufacturing facility is located in Longmont, Colorado. Our $0.01 par value common stock trades on the NYSE MKT, Chicago, Pacific, Berlin, Frankfurt and Stuttgart stock exchanges under the symbol "UQM."

We make propulsion system products, generators and related auxiliary components for all-electric vehicles, serial and parallel hybrid-electric vehicles, plug-in hybrid electric vehicles and fuel cell all-electric vehicles. We market our products in many segments of the transportation sector including passenger vehicles and light trucks, commercial trucks and buses, off-road vehicles including agricultural and construction equipment, boats and military vehicles. We believe our proprietary permanent magnet propulsion motor and motor control technology delivers exceptional performance at a highly competitive cost. Our principal products include propulsion motors and generators with power ratings from 25 kilowatts to 220 kilowatts, auxiliary motors and electronic controls and DC-to-DC converters. The principal attributes that we believe differentiate our proprietary products are compact size, high torque delivery, high power density (the ratio of power output to weight) and high energy efficiency.

We derive our revenue from two principal sources: (1) the manufacture and sale of products engineered by us; and (2) funded contract research and development services performed for strategic partners, customers and the U.S. government directed toward either the advancement of our proprietary technology portfolio or the application of our proprietary technology to customers' products.

We are located at 4120 Specialty Place, Longmont, Colorado 80504, and our telephone number is (303) 682-4900. Our Internet address is www.uqm.com. The information on our website is not incorporated by reference into this prospectus.

Risk Factors

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus.

Our business is subject to a number of risks and uncertainties, many of which are outside of our control.

We have incurred significant losses and may continue to do so.

We have incurred significant net losses as shown in the following tables:

Fiscal Year Ended March 31,
2013	2012	2011
Net Loss
$10,688,312	$4,928,520	$1,992,358

As of September 30, 2013 and March 31, 2013 we had accumulated deficits of $92,503,924 and $91,175,301, respectively.

In the future, we plan to make additional investments in product development, facilities and equipment and other costs related to the commercialization of our products. As a result, we may continue to incur net losses at least through March 31, 2014 and potentially beyond.

Our operating losses, anticipated capital expenditures and working capital requirements in the longer term may exceed our current cash balances.

Our net loss for the quarter ended September 30, 2013 was $412,269 versus a net loss for the comparable quarter last fiscal year of $2,563,548. Our net loss for the fiscal year ended March 31, 2013 was $10,688,312 versus a net loss for the fiscal years ended March 31, 2012 and 2011 of $4,928,520 and $1,992,358, respectively. At September 30, 2013, our cash balance was $5,071,049. We may continue to incur net losses. Our existing cash resources, together with funding expected from our ARRA Grant, should be sufficient to complete our business plan for at least the next two years. Should those resources be insufficient, we may need to secure additional debt or equity funding, which may not be available on terms acceptable to us, if at all.

CODA has filed for bankruptcy protection and we may not be able to recover any amounts due to us under our Supply Agreement, including substantial amounts due for accounts receivable, inventory purchases and guaranteed minimum payments.

We executed a ten-year Supply Agreement with CODA in July, 2009 which provided a framework for CODA, or its manufacturing partner, to purchase from us electric propulsion systems for use in automobiles to be manufactured by CODA. On May 1, 2013, CODA filed for bankruptcy protection. Amounts due from CODA totaled $3.8 million, all of which had been written off at September 30, 2013. In addition, CODA was obligated under the Supply Agreement for inventory purchases totaling approximately $8.2 million and for a guaranteed minimum payment of $2 million due to their failure to purchase at least 15,000 units. We filed all appropriate claims with the bankruptcy court; however, we may not receive any settlement on the balance owed to us under the Supply Agreement.

We entered into purchase contracts with our supply base to support the CODA program, some of which are non-cancellable by their terms. Our actual liability under these contracts may vary from our current estimates.

We have recorded a liability of $916,809 representing the amount we expect to pay to settle non-cancellable contracts with certain suppliers to the CODA program that will not be fulfilled due to the bankruptcy filing by CODA. The amount of this liability represents management's current estimate and may be subject to further adjustment based on future negotiations or litigation. Settlements in excess of our estimates or any upward revision in our settlement estimate could result in a material change in our results of operations and financial condition.

If we do not satisfy the terms of our U.S. Department of Energy grant, we may not receive the entire amount of the grant we were awarded.

We have a $32.4 million Grant under the American Recovery and Reinvestment Act's Electric Drive Vehicle Battery and Component Manufacturing Initiative with the U.S. Department of Energy. We have received funding of $21.2 million and had funds receivable of $2.4 million under this Grant as of September 30, 2013. This Grant is subject to terms and conditions specified in the agreement between us and the DOE. We are required to make a cash investment on a dollar-for-dollar matching basis to receive funds under this Grant. If we are unable to match the total amount of the $32.4 million Grant with funding from non-Federal sources, we will be unable to take advantage of the entire award, and could become ineligible for continued participation in the program. We cannot assure that all of the future requirements under the Grant will be satisfied and the contract will not be terminated prior to receiving all of the proceeds.

Our business depends, in part, on the expansion of the market for hybrid electric vehicles and the future introduction and growth of a market for all-electric vehicles.

Although our electric propulsion systems may be used in a wide variety of products, the market for electric and hybrid vehicles is fairly new. At the present time, batteries used to power electric motors have limited life and require several hours to charge, and charging stations for electric motors are not widely available. Electric and hybrid vehicles also tend to be priced higher than comparable gasoline-powered vehicles. As a result, consumers may experience concerns about driving range limitations, battery charging time and higher purchase costs of electric or hybrid automobiles. If consumer preferences shift to vehicles powered by other alternative methods, or if concerns about the availability of charging stations cannot be overcome, the market for all-electric cars, and therefore our electric propulsion systems, may be limited. In addition, our electric propulsion systems are incorporated in buses used for mass transit in several U.S. cities. If passenger traffic in these mass transit systems declines or government funding to transportation districts declines from current levels, demand for our products may also decrease.

The popularity of alternative fuel based vehicles and "green energy" initiatives are highly dependent on macro-economic conditions, including oil prices and the overall health of the economy. When oil prices fall, interest in and resources allocated to the development of advanced technology vehicles and propulsion systems may diminish. Downturns in the world economy may also have a severe impact on the automotive industry, slowing the demand for vehicles generally and reducing consumers' willingness to pay more for environmentally friendly technology.

If our products do not achieve market acceptance, our business may not grow.

Although we believe our proprietary systems are suited for a wide-range of vehicle electrification applications, our business and financial plan relies heavily on the introduction of new products that have limited testing in the marketplace. We have made substantial investments in manufacturing facilities and equipment, production and application engineering, among other things, to increase our production capacity in order to capitalize on the anticipated expansion in demand for electric propulsion systems and generators in the automobile and light truck markets. We are not certain that our existing products will achieve broad market acceptance, or that we will be able to develop new products or product enhancements that will achieve broad market acceptance.

Our revenue is highly concentrated among a small number of customers.

A large percentage of our revenue is typically derived from a small number of customers, and we expect this trend to continue. For our fiscal year ended March 31, 2013, four customers accounted for approximately 45% of our revenue.

Our customer arrangements generally are non-exclusive, have no long-term volume commitments and are often done on a purchase order basis. We cannot be certain that customers that have accounted for significant revenue in past periods will continue to purchase our products. Accordingly, our revenue and results of operations may vary substantially from period to period. We are also subject to credit risk associated with the concentration of our accounts receivable from our customers. If one or more of our significant customers were to cease doing business with us, significantly reduce or delay its purchases from us or fail to pay us on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

Our business relies on third parties, whose success we cannot predict.

As a manufacturer of motors, generators, and other component parts, our business model depends on the ability of third parties in our industry to develop, produce and market products that include or are compatible with our technology and then to sell these products into the marketplace. Our ability to generate revenue depends significantly on the commercial success of our customers and partners. Failure of these third parties to achieve significant sales of products incorporating our products and fluctuations in the timing and volume of such sales could have a material adverse effect on our business, financial condition and results of operations.

Our electric propulsion systems use rare-earth minerals and unavailability or limited supply of these minerals could prevent us from manufacturing our products in production quantities or increase our costs.

Neodymium, a rare-earth mineral, is a key element used in the production of magnets that are a component of our electric propulsion systems. We currently source our magnets from China, and in calendar year 2011, we experienced a significant price escalation in the cost of magnets used in our motors, which contain the rare-earth elements neodymium and dysprosium. Prices have decreased materially since peaking in the summer of 2011. They are, nevertheless, still slightly higher than the baseline prices at the beginning of calendar year 2011. We have implemented a magnet surcharge for all of our customers to recover these escalated costs. Although neodymium iron boron magnets are available from other sources, these alternative sources are currently more costly. Reduced availability of neodymium from China could adversely affect our ability to obtain magnets in sufficient quantities, in a timely manner, or at a commercially reasonable cost. In the event that China's actions cause us to seek alternate sources of supply for magnets, it could cause an increase in our production costs, thereby reducing or eliminating our profit margin on electric propulsion systems if we are unable to pass the increase in our production costs on to our customers. Increasing prices to our customers due to escalating magnet costs may reduce demand for our motors and make it difficult or impossible to compete with other motor manufacturers whose motors do not use rare-earth minerals.

Some of our contracts can be cancelled with little or no notice and could restrict our ability to commercialize our technology.

Our contracts with government agencies are subject to the risk of termination at the convenience of the contracting agency and in some cases grant "march-in" rights to the government. March-in rights are the right of the United States government or the applicable government agency, under limited circumstances, to exercise a non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government to facilitate commercialization of technology developed with government funding. March-in rights can be exercised if we fail to commercialize the developed technology. The exercise of march-in rights by the government or an agency of the government could restrict our ability to commercialize our technology.

Some of our orders for the future delivery of products are placed under blanket purchase orders which may be cancelled by our customers at any time. The amount payable to us, if any, upon cancellation by the customer varies by customer. Accordingly, we may not recognize as revenue all or any portion of the amount of outstanding order backlog we have reported.

We face intense competition and may be unable to compete successfully.

In developing electric motors for use in vehicles and other applications, we face competition from very large domestic and international companies, including the world's largest automobile manufacturers. Many of our competitors have far greater resources to apply to research and development efforts than we have, and they may independently develop motors that are technologically more advanced than ours. These competitors also have much greater experience in and resources for marketing their products. For these reasons, potential customers may choose to purchase electric motors from our competitors rather than from us. In addition, the U.S. government has awarded substantial financial grants under the stimulus bill to several large companies who compete with us. To the extent that some of these competitors received awards under the stimulus bill in amounts greater than we have, this could adversely impact our ability to compete.

Changes in environmental policies could hurt the market for our products.

The market for electric and other alternative fuel vehicles and equipment and the demand for our products are influenced, to a degree, by federal, state and local regulations relating to air quality, greenhouse gases and pollutants. These laws and regulations may change, which could result in transportation or equipment manufacturers abandoning or delaying their interest in electric or hybrid electric vehicles or equipment. In addition, a failure by authorities to enforce current laws and regulations or to adopt additional environmental laws or regulations could limit the demand for our products.

Although many governments have identified as a significant priority the development of alternative energy sources, governments may change their priorities, and any change they make could materially affect our revenue or the development of our products.

If we are unable to protect our patents and other proprietary technology, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our products. In addition, the cost of enforcing our proprietary rights may be expensive and result in increased losses.

Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We have historically pursued patent protection in the United States and a limited number of foreign countries where we believe significant markets for our products exist or where potentially significant competitors have operations. It is possible that a substantial market could develop in a country where we have not received patent protection and under such circumstances our proprietary products would not be afforded legal protection in these markets. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. We cannot assure that additional patents will be issued to us or, if they are issued, as to the scope of their protection. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and we may not be successful in enforcing our intellectual property rights. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we may operate or sell our products in the future. If third parties assert technology infringement claims against us, the defense of the claims could involve significant legal costs and require our management to divert time and attention from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our results of operations may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Use of our motors in vehicles could subject us to product liability claims or product recalls, and product liability insurance claims could cause an increase in our insurance rates or could exceed our insurance limits, which could impair our financial condition, results of operations and liquidity.

The automotive industry experiences significant product liability claims. As a supplier of electric propulsion systems or other products to vehicle OEMs, we face an inherent business risk of exposure to product liability claims in the event that our products, or the equipment into which our products are incorporated, malfunction and result in personal injury or death. We may be named in product liability claims even if there is no evidence that our systems or components caused an accident. Product liability claims could result in significant losses as a result of expenses incurred in defending claims or the award of damages. The sale of systems and components for the transportation industry entails a high risk of these claims, which may increase as our production and sales increase. In addition, we may be required to participate in recalls involving these systems if any of our systems prove to be defective, or we may voluntarily initiate a recall or make payments related to such claims as a result of various industry or business practices or the need to maintain good customer relationships.

We carry product liability insurance of $10 million covering most of our products. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations. Any product liability claim brought against us also could have a material adverse effect on our reputation.

We may be subject to warranty claims, and our provision for warranty costs may not be sufficient

We may be subject to warranty claims for defects or alleged defects in our products, and the risk of such claims arising will increase as our production and sales increase. In addition, in response to consumer demand, vehicle manufacturers have been providing, and may continue to provide, increasingly longer warranty periods for their products. As a consequence, these manufacturers may require their suppliers, such as us, to provide correspondingly longer product warranties. As a result, we could incur substantially greater warranty claims in the future.

The unpredictability and fluctuation of our quarterly results may adversely affect the trading price of our common stock.

Our revenues and results of operations have varied in the past, and may vary in the future, from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. The primary factors that may affect us include the following:

  the timing and size of sales of our products and services;

  loss of customers or the ability to attract new customers;

  changes in our pricing policies or the pricing policies of our competitors;

  increases in sales and marketing, product development or administration expenses;

  costs related to acquisitions of technology or businesses;

  our ability to attain and maintain quality levels for our products; and

  general economic factors.

Future or anticipated sales of our stock may impact its market price.

Sales of substantial numbers of shares of our common stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common stock. We cannot predict the effect that market sales of a large number of shares would have on the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated sales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

Forward-Looking Statements

This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. All statements other than statements of historical facts contained in this prospectus, including statements regarding our plans, beliefs or current expectations with respect to, among other things, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity and the continued growth of the electric-powered vehicle industry, are forward-looking statements. When used in this prospectus, the words "anticipate", "believe", "plan", "estimate", "may", "will", "intend" and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

Important risk factors that could cause actual results to differ from those contained in the forward-looking statements are listed above under "Risk Factors."

Use of Proceeds

Except as otherwise may be described in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds from the sale of the offered securities to our general funds. These funds will be used for general corporate purposes, including capital expenditures, repayment of long term and short term debt, working capital and the financing of future acquisitions. We may also invest funds which are not required immediately in short-term, investment grade securities.

Description of Common Stock

We have 50,000,000 authorized shares of common stock, par value $0.01 per share. At January 7, 2014, we had 37,536,473 shares of common stock outstanding. Our common stock trades on the NYSE MKT, Chicago, Pacific, Berlin, Frankfurt and Stuttgart stock exchanges under the symbol "UQM."

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants offered under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants offered before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants to be sold under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

  the offering price and aggregate number of warrants offered;

  the currency for which the warrants may be purchased;

  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  the terms of any rights to redeem or call the warrants;

  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  the dates on which the right to exercise the warrants will commence and expire;

  the manner in which the warrant agreements and warrants may be modified;

  federal income tax consequences of holding or exercising the warrants;

  the terms of the securities issuable upon exercise of the warrants; and

  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or to receive payments upon our liquidation, dissolution or winding up, or to exercise voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of our common stock at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares of common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that describes the terms of the series of units offered, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units to be sold under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions of the governing unit agreement that differ from those described below; and

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Common Stock" and "Description of Warrants" will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Plan of Distribution

We may sell the securities on the NYSE MKT stock exchange, or in the over-the-counter market or quotation service or otherwise, at a fixed offering price, which may be changed, at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices. We may issue securities upon the exercise of warrants to acquire shares or pursuant to the terms of units that we may sell to investors.

We may sell the securities from time to time through agents to the public or to investors, pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, or any combination of the above. We may distribute securities from time to time in one or more transactions:

  to broker-dealers acting as principals;

  through broker-dealers acting as agents;

  in block trades;

  in agency placements;

  in exchange distributions;

  in brokerage transactions;

  through crosses in which the same broker acts as an agent on both sides of the trade;

  in privately negotiated transactions;

  in transactions other than on exchanges or services;

  through the writing of options, whether the options are listed on an option exchange or otherwise;

  in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized over-the-counter options; and

  by any other method permitted pursuant to applicable law.

To the extent required, we will amend or supplement this prospectus from time to time to describe a specific plan of distribution. The purchasers of the securities may pay compensation in the form of discounts, concessions or commissions to broker-dealers or others who act as agents or principals or both. The amounts of compensation may be negotiated at the time and may be in excess of customary commissions. Broker-dealers and any other persons participating in a distribution of the securities may be underwriters as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts, concessions or commissions may be underwriting discounts or commissions under the Securities Act.

The number of the securities being offered and the terms of the offering, the names of any agents, brokers or dealers and any commission with respect to a particular offer will be set forth in a prospectus supplement. Some of the agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the securities covered by this prospectus.

We cannot assure you that we will sell any or all of the securities covered by this prospectus.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information or obtain copies of this information by mail from the following location at the SEC:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like UQM, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

  Annual Report on Form 10-K for the year ended March 31, 2013.

  Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2013.

  Current Reports on Form 8-K filed on May 1, August 8 and December 6, 2013.

  Definitive Proxy Statement on Schedule 14A filed with the SEC on June 21, 2013 for the Annual Meeting of Shareholders to be held on August 7, 2013.

  The description of our common stock contained in our Registration Statement on Form 8-A (file no. 0-9146), as amended.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that are related to such items. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer
4120 Specialty Place
Longmont, Colorado 80504
(303) 682-4900

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Legal Matters

Certain legal matters with respect to the legality of the securities offered by this prospectus will be passed on for us by Bryan Cave LLP, Denver, Colorado.

Experts

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

UQM Technologies, Inc.

PROSPECTUS

$30,000,000

Common Stock

Warrants to Purchase Common Stock

Unit